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EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Telenetics Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-85027 and 333-69836) of our report dated March 17, 2002, except as to Notes 7 and 18 which are as of April 1, 2002 relating to the consolidated financial statements of Telenetics Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.


/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP

Orange County, California
April 9, 2002